Exhibit 23.3

Consent of Independent Certified Public Accounting Firm

Pretium Packaging LLC

15450 South Outer Forty Drive

Suite 120

Chesterfield, MO 63017

We hereby consent to the inclusion in the Prospectus constituting a part of this Registration Statement of our report dated October 16, 2009 except for Note 1 which is as of March 8, 2011, relating to the consolidated financial statements of PVC Container Corporation.

We also consent to the reference to us under the caption “Experts” in the Prospectus

/s/ BDO USA, LLP

Woodbridge, New Jersey

October 12, 2011